Exhibit 10.40

RESTRICTED STOCK ISSUANCE AGREEMENT

This RESTRICTED STOCK ISSUANCE AGREEMENT (the “Agreement”) is made and entered into as of  ____________, 2015, by and between Massive Interactive, Inc., a Nevada corporation (the “Company”), and ___________________ (the “Grantee”).

WHEREAS, in connection with Grantee’s employment with the Company, the Company has agreed to issue _________________ (####) shares of Common Stock (the “Shares”) to Grantee, subject to the terms of this Agreement.

NOW, THEREFORE, the Company and the Grantee agree as follows.

1.           Issuance of Stock.  The Company hereby agrees to issue to the Grantee the Shares, which for purposes of this Agreement are valued at $0.13 per share, representing the price of the Company’s stock in the public markets as of 1:00 p.m. EDT on March 19, 2015.  All of the Shares received by the Grantee from the Company pursuant to this Agreement are subject to an option by the Company to repurchase such Shares.

2.           Repurchase Option.

(a)           As used herein, the following terms have the meanings set forth below.

(i)           “Cause” means (A) Grantee’s conviction of fraud, embezzlement or misappropriation with respect to the Company, (B) Grantee’s material breach of any contractual agreement between Grantee and the Company, (C) a good faith finding by the Company of Grantee’s failure to perform his or her duties as an employee of the Company, (D) Grantee’s willful failure or refusal to follow any specific lawful instructions of his or her manager, (E) Grantee’s conviction or plea of nolo contendere in respect of any felony or a misdemeanor involving moral turpitude, (F) Grantee’s violation of the Company’s code of ethics, code of conduct, or other employment policies, or (G) Grantee’s willful or negligent misconduct that has a material adverse effect on the property, business, or reputation of the Company.

(ii)           “Continuous Service” means that the provision of services to the Company or a Related Entity (as defined below) in any capacity of employee, director or consultant is not interrupted or terminated.  A Grantee’s Continuous Service will be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Service shall not be considered interrupted in the case of (A) any approved leave of absence, (B) transfers among the Company, any Related Entity, or any successor in any capacity of employee, director or consultant, or (C) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of employee, director or consultant.  An approved leave of absence for purposes of determining Continuous Service will include sick leave, military leave, or any other authorized personal leave, so long as the Company or Related Entity has a reasonable expectation that the Grantee will return to provide services for the Company or Related Entity, and provided further that the leave does not exceed six (6) months, unless the Grantee has a statutory or contractual right to re-employment following a longer leave.

(iii)           “Related Entity” means any “parent corporation” of the Company, whether now or hereafter existing, within the meaning of Section 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”), and any “subsidiary corporation” of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code.

(iv)           “Triggering Event” means the termination of the Grantee’s Continuous Service with the Company either by Grantee for any reason or by the Company for Cause.

(v)           “Unvested Shares” means those Shares that are not vested under the vesting schedule set forth on Exhibit A hereto.

(b)           In the event that a Triggering Event occurs, the Company shall, from the date of termination (as reasonably fixed and determined by the Company), have an option (the “Repurchase Option”) for a period of 90 days to repurchase any of the Unvested Shares for no additional consideration.  In addition, if the Triggering Event is a termination of Grantee’s Continuous Service by the Company for Cause, then the Repurchase Option will also include an option to purchase any of the Shares that are vested under the vesting schedule set forth on Exhibit A for no additional consideration.  In the event the Company elects to exercise the Repurchase Option, it shall be exercised by the Company by written notice to the Grantee, which notice shall specify the number of Shares and the time (not later than 30 days from the date of the Company’s notice) and place for the closing of the repurchase of the Shares.  Upon delivery of such notice and payment of the purchase price in accordance with the terms herewith, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

(c)           Whenever the Company shall have the right to repurchase Shares hereunder, the Board of Directors may designate and assign to one or more assignees the right to exercise all or part of the Company’s repurchase rights under this Agreement to purchase all or a part of such Shares.

3.           Release of Shares From Repurchase Option/Accelerated Vesting.  In the event the Repurchase Option is triggered pursuant to a Triggering Event and the Company (or its assigns) fails to exercise the Company’s option for the repurchase of any or all of the Shares then, upon the expiration of the 90-day option period, any and all such Shares not repurchased by the Company shall be released from the Repurchase Option.  In the event of any termination of Grantee’s Continuous Service with the Company that does not constitute a Triggering Event, then all Shares shall be immediately released from the Repurchase Option.  Upon the release of the Repurchase Option, any Unvested Shares shall immediately vest.

4.           Restriction on Transfer; Ownership.  Except for a transfer to a “Related Party” (as defined below), none of the Unvested Shares or any beneficial interest therein shall be transferred, pledged, hypothecated, encumbered or otherwise disposed of in any way.  For purposes of this Agreement, “Related Party” shall mean a spouse, lineal ancestor or descendant, natural or adopted, and a spouse of a lineal ancestor or descendant, or a trust for the sole benefit of such persons or any of them.

All transferees of Shares or any interest therein (including Related Parties) will receive and hold such Shares or interest subject to the provisions of this Agreement, and shall agree in writing to take such Shares or interest therein subject to all the terms of this Agreement, including restrictions on further transfer. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are met.

Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the vesting period.  Dividends, if any, declared and paid on the Shares during the vesting period shall be accrued by the Company during the vesting period and paid to Grantee only if and when the related Shares vest as provided in Sections 2 and 3 hereof.  Any such accrued dividends shall be paid to Grantee no later than 30 days after the applicable vesting date.  If any Shares are repurchased pursuant to the Repurchase Option, then, on the date of such repurchase, Grantee shall no longer have any rights as a stockholder with respect to such repurchased Shares or any interest therein, and Grantee shall not be entitled to receive any accrued dividends previously declared on such repurchased Shares.

5.           Investment Intent; Legends on Certificates.

(a)           Simultaneously with the execution hereof, the Grantee has executed and delivered to the Company a copy of the Investment Representation Statement in the form of Exhibit B hereto concerning the Grantee’s investment intent with respect to the Shares.

(b)           The Grantee acknowledges that the certificates evidencing the Shares shall be endorsed with a legend, in addition to any other legends required by this Agreement or any other agreement to which the Shares are subject, substantially as follows.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION PROVISIONS.

(c)           The Grantee understands and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize and transfer any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

6.           Adjustment for Stock Splits and the Like.  All references to the number of Shares shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement.

7.           Tax Consequences.

(a)           The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign (if applicable) tax consequences of this investment and the transactions contemplated by this Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.  The Grantee understands that Section 83 of the Code, taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse.  The Grantee understands that he/she may elect to be taxed at the time the Shares are received rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the I.R.S. within 30 days from the date of purchase.

(b)           THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE GRANTEE’S BEHALF.

(c)           If the Grantee makes any tax election relating to the treatment of the Shares under the Code, at the time of such election the Grantee shall promptly notify the Company of such election.

8.           General Provisions.

(a)           This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without giving effect to the choice of law rules of any jurisdiction.

(b)           In addition to the legend set forth in Section 5 of this Agreement, the certificates representing the Shares shall be endorsed with the following legend.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK ISSUANCE AGREEMENT AND TO THE RESTRICTIONS CONTAINED THEREIN, INCLUDING RESTRICTIONS UPON TRANSFER. A COPY OF THE AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST, WITHOUT CHARGE.

(c)           Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by notifying the other in writing.

(d)           The rights and obligations of the Company and the Grantee hereunder shall be binding upon, inure to the benefit of and be enforceable against their respective successors and assigns, legal representatives and heirs.  In addition, the rights and obligations of the Company under Section 2 of this Agreement shall be transferable to any one or more persons or entities as set forth therein.

(e)           Either party’s failure to enforce any provision or provisions of this Agreement, except for the exercise by the Company of its Repurchase Option, shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(f)           The Company and the Grantee agree, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(g)           THIS AGREEMENT DOES NOT IN ANY MANNER OBLIGATE THE COMPANY TO CONTINUE THE GRANTEE’S RELATIONSHIP WITH THE COMPANY.

(h)           This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof.  This Agreement may only be amended by a writing signed by both the Grantee and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Restricted Stock Issuance Agreement as of the day and year first set forth above.

COMPANY:

Massive Interactive, Inc.

By:
Name:
Title:

Address:	6th Floor, 10 Lower Thames Street London EC3R 6AF United Kingdom

GRANTEE:

[NAME]

(SEAL)

Address:

EXHIBIT A

VESTING SCHEDULE

The Shares are unvested when granted, and will vest as described below, subject to Grantee’s Continuous Service with the Company or a Related Entity.

Date	Percentage of Shares Vested

Except as described in Section 3 with respect to a termination of Continuous Service that is not a Triggering Event, vesting will terminate upon the termination of Grantee’s Continuous Service.

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

Grantee:	_______________
Issuer:	Massive Interactive, Inc. (the “Company”)
Security:	Common Stock
No. of Shares:	_______________

In connection with the receipt of the above securities, the Grantee represents to the Company as follows.

1.           Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities.  Grantee is acquiring the securities for investment for Grantee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.           Grantee understands that the securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Grantee’s investment intent as expressed herein.

3.           Grantee further understands that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available.  Moreover, Grantee understands that the Company is under no obligation to register the securities.  In addition, Grantee understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

Date: __________, 2015	GRANTEE:

[NAME]